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                                                                   EXHIBIT 99.01

                       OGE ENERGY CORP. CAUTIONARY FACTORS

         The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements to encourage such disclosures without the threat of litigation providing those statements are identified as forward-looking and are accompanied by meaningful, cautionary statements identifying important factors that could cause the actual results to differ materially from those projected in the statement. Forward-looking statements have been and will be made in written documents and oral presentations of OGE Energy Corp. (the "Company"). Such statements are based on management's beliefs as well as assumptions made by and information currently available to management. When used in the Company's documents or oral presentations, the words "anticipate", "estimate", "expect", "objective" and similar expressions are intended to identify forward-looking statements. In addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements, factors that could cause the Company's actual results to differ materially from those contemplated in any forward-looking statements include, among others, the following:

o        Increased  competition in the utility  industry,  including effects of:
         decreasing margins as a result of competitive pressures; industry restructuring initiatives; transmission system operation and/or administration initiatives; recovery of investments made under traditional regulation; nature of competitors entering the industry; retail wheeling; a new pricing structure; and former customers entering the generation market;

o Changing market conditions and a variety of other factors associated with physical energy and financial trading activities including, but not limited to, price, basis, credit, liquidity, volatility, capacity, transmission, currency, interest rate and warranty risks;

o Risks associated with price risk management strategies intended to mitigate exposure to adverse movement in the prices of electricity and natural gas on both a global and regional basis;

o        Economic   conditions    including   inflation   rates   and   monetary
         fluctuations;

o Customer business conditions including demand for their products or services and supply of labor and materials used in creating their products and services;

o Financial or regulatory accounting principles or policies imposed by the Financial Accounting Standards Board, the Securities and Exchange Commission, the Federal Energy Regulatory Commission, state public utility commissions, state entities which regulate natural gas transmission, gathering and processing and similar entities with regulatory oversight.

o Availability or cost of capital such as changes in: interest rates, market perceptions of the utility and energy-related industries, the Company or any of its subsidiaries or security ratings;

o Factors affecting utility operations such as unusual weather conditions; catastrophic weather-related damage; unscheduled generation outages, unusual maintenance or repairs; unanticipated changes to fossil fuel, or gas supply costs or availability due to higher demand, shortages, transportation problems or other developments; environmental incidents; or electric transmission or gas pipeline system constraints;

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o        Employee   workforce  factors  including  changes  in  key  executives,
         collective  bargaining   agreements  with  union  employees,   or  work
         stoppages;

o Rate-setting policies or procedures of regulatory entities, including environmental externalities;

o        Social  attitudes   regarding  the  utility,   natural  gas  and  power
         industries;

o        Identification   of  suitable   investment   opportunities  to  enhance
         shareowner returns and achieve long-term financial objectives through business acquisitions;

o Some future investments made by the Company could take the form of minority interests which would limit the Company's ability to control the development or operation of an investment;

o Costs and other effects of legal and administrative proceedings, settlements, investigations, claims and matters, including but not limited to those described in Note 9 of the Notes to the Consolidated Financial Statements of the Company's Annual Report on Form 10-K for the year ended December 31, 1997, under the caption Commitments and Contingencies;

o Technological developments, changing markets and other factors that result in competitive disadvantages and create the potential for impairment of existing assets;

o Other business or investment considerations that may be disclosed from time to time in the Company's Securities and Exchange Commission filings or in other publicly disseminated written documents.

The  Company   undertakes  no  obligation  to  publicly  update  or  revise  any forward-looking statements, whether as a result of new information, future events or otherwise.

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